EXHIBIT 4.3
[FORM OF NOTE]
     [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (EACH A “TRANSFER”) THIS SECURITY EXCEPT: (I) (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $250,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH SECURITIES THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (F) TO AMERICAN AIRLINES, INC. OR ANY SUBSIDIARY THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO ANY TRANSFER PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD REFERRED TO IN CLAUSE (2) ABOVE (OTHER THAN A TRANSFER

PURSUANT TO CLAUSE (2)(I)(E) ABOVE), IT WILL FURNISH TO THE TRUSTEE, THE REGISTRAR AND AMERICAN AIRLINES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH BELOW ON THIS SECURITY RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES PURSUANT TO CLAUSE (2)(I)(E) ABOVE OR UPON ANY TRANSFER OF THE SECURITIES UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.]1
     [EXCEPT AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN), BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED TO, OR FOR THE ACCOUNT OR BENEFIT OF, A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT IN COMPLIANCE WITH RULE 144A

[1]	To be included on each Initial Note.

AND REGULATION S UNDER THE SECURITIES ACT AND WITH ARTICLE II OF THE INDENTURE REFERRED TO HEREIN.]2
     [UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AMERICAN AIRLINES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.04, 2.05 AND 2.06 OF THE INDENTURE REFERRED TO HEREIN.]3
     BY ITS ACQUISITION OR ACCEPTANCE HEREOF OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR OF SUCH INTEREST REPRESENTS THAT EITHER: (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN DESCRIBED IN SECTION 4975(E)(I) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A FOREIGN, GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, OR FOREIGN LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), HAVE BEEN USED TO ACQUIRE THIS

[2]	To be included on each Temporary Regulation S Global Note.

[3]	To be included on each Global Note.

SECURITY OR ANY INTEREST HEREIN; OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN BY THE HOLDER ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY SIMILAR PROVISION OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

No. [___]	CUSIP No. [___]
ISIN No. [___]
$ [___]
[REGULATION S]4 [GLOBAL]5
[INITIAL]6 [EXCHANGE]7 13.0% 2009-2 SECURED NOTE DUE 2016
     AMERICAN AIRLINES, INC., a Delaware corporation (the “Company”), promises to pay to [                    ], or the registered assignee thereof, the principal sum of [                    ] DOLLARS in installments on each February 1 and August 1 of each year, commencing February 1, 2010 (each, a “Payment Date”), as set forth in clause 2 below, with the final installment due and payable on August 1, 2016, subject to earlier payment and reductions as provided in this Note and in the Indenture referred to below. This Note shall bear interest on the unpaid principal amount from time to time outstanding from the most recent Payment Date to which interest has been paid or made available for payment (or, if no interest has been paid or made so available, from the date of issuance of this Note) at the Debt Rate (as defined in the Indenture referred to below) (calculated on the basis of a 360-day year consisting of twelve 30-day months), payable in arrears on each Payment Date until the principal amount hereof has been paid or made available for payment in full. This Note shall bear interest, payable on demand, at the Past Due Rate (as defined in the Indenture referred to below) (calculated on the basis of a 360-day year consisting of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount (as defined in the Indenture referred to below),

[4]	To be included on each Regulation S Definitive Note and each Regulation S Global Note.

[5]	To be included on each Global Note.

[6]	To be included on each Initial Note.

[7]	To be included on each Exchange Note.

if any, interest and any other amounts payable hereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue under this Note if not paid in the manner provided in this Note or in the Indenture (whether at stated maturity, by acceleration or otherwise).
     Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Note becomes due and payable is not a Business Day (as defined in the Indenture referred to below), then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.
     1. General. This Note is one of a duly authorized issue of Notes of the Company designated as “13.0% 2009-2 Secured Notes due 2016” (herein, called the “Notes”), limited in aggregate principal amount to $276,400,000, issued, authenticated and delivered pursuant to the Indenture and Security Agreement, dated as of July 31, 2009 (the “Indenture”), between the Company and U.S. Bank Trust National Association, not in its individual capacity, except as expressly stated therein, but solely as Trustee (the “Trustee”). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture. This Note is subject to the terms, provisions and conditions of the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Reference is hereby made to the Indenture, the Aircraft Security Agreement and the other Operative Documents for a complete statement of the rights and obligations of the holders of, and the nature and extent of the security for, this Note. By virtue of its acceptance hereof, the holder of this Note assents to and agrees to be bound by all the terms of this Note, the Indenture and the other Operative Documents.
     2. Principal Installments. On each Payment Date, the Noteholder hereof will receive a payment of principal equal to the percentage for such payment specified in Schedule I hereto for such Payment Date multiplied by the original principal amount of this Note which is set forth in the first paragraph of this Note, subject to reduction as provided in clause 6 hereof and in Section 2.07(b) of the Indenture.
     3. Record Dates. Except as otherwise provided in Section 4.08 of the Indenture, the Person in whose name this Note is registered at the close of business on any Record Date with respect to any Payment Date shall be entitled to receive the interest and installment of principal payable on such Payment Date to the extent provided in this Note, except if and to the extent the Company shall default in the payment of any interest or installment of principal due on such Payment Date and such defaulted interest or installment of principal is not received by the Trustee on or within five days after the Payment Date relating thereto, in which case any defaulted interest or installment of principal to be paid on this Note pursuant to the Indenture shall be paid to the Person in whose name this Note is registered at the close of business on the applicable Special Record Date.
     4. Mandatory Redemption.
     If on or prior to the Cut-Off Date an Event of Loss occurs with respect to an Eligible Aircraft that has not been subjected to the Lien of the Aircraft Security Agreement (or an event occurs that would constitute an Event of Loss with respect to such Eligible Aircraft but for the requirement that notices be given or time elapse or both) and, consequently, no Aircraft Closing shall have occurred with respect to such Eligible Aircraft prior to the Cut-Off Date, the Company shall redeem this Note and all the other Notes in part, on a pro rata basis, on January 5, 2010 (the “Cut-Off Redemption Date”) at the redemption price specified in Section 2.19(a) of the Indenture, which redemption price will be applied in accordance with Article III of the Indenture.
     If no Aircraft Closing shall have occurred with respect to an Eligible Aircraft on or prior to the Cut-Off Date for a reason other than circumstances provided in clause 3(a) above, the Company shall redeem this Note and all the other Notes in part, on a pro rata basis, on the Cut-Off Redemption Date at the redemption price specified in Section 2.19(b) of the Indenture, which redemption price will be applied in accordance with Article III of the Indenture.
     The Company shall redeem this Note and all the other Notes in part, on a pro rata basis, in connection with an Event of Loss in respect of any Airframe (or any Airframe and Engines installed thereon) (unless the Company shall have performed the option to substitute a Replacement Airframe for such Airframe set forth in Section 7.05(a)(i) of the Aircraft Security Agreement with respect thereto) on or before the Loss Payment Date with respect to such Airframe that suffered such Event of Loss at the redemption price specified in Section 2.19(c) of the Indenture, which redemption price will be applied in accordance with Article III of the Indenture.
     5. Voluntary Redemption. The Company may redeem this Note and all the other Notes at any time upon prior notice to the Trustee in accordance with clause 6 below, and this Note and all the other Notes shall be redeemed in whole at the redemption price specified in Section 2.20 of the Indenture, which redemption price will be applied in accordance with Article III of the Indenture.
     6. Notice of Redemption. The Trustee shall mail a notice of any redemption of this Note at least 15 days but not more than 60 days prior to the applicable redemption date to the Person in whose name this Note is registered in the Register at such Person’s address appearing in the Register. The notice shall identify the principal amount of this Note called for redemption and shall state, among others, the redemption date and the redemption price determined in accordance with clause 4 or 5 above, as applicable. Once a notice of redemption is given, the principal amount of this Note called for redemption will become due and payable on the redemption date at the redemption price and, on and after such redemption date (unless such redemption price shall not have been made available on the redemption date), such principal amount shall cease to bear interest and the remaining principal installments on this Note will be reduced as provided in Section 2.07(b) of the Indenture, whether or not the redemption price for this Note has been collected. Once called for redemption, whether in whole or in part, this Note must be surrendered to the Paying Agent to collect the redemption price. Upon surrender to the Paying Agent, this Note shall be paid at the applicable redemption price.
     7. Method of Payment. The Paying Agent shall distribute amounts payable to the Noteholder of this Note by check mailed to such Noteholder at its address appearing in the Register, except that, if this Note is registered on the applicable Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee). The Company shall not have any responsibility for the distribution of such payments to any Noteholder or any other Person. Any payment made hereunder shall be made without any presentment or surrender of this Note, except that, in the case of a redemption, whether in whole or in part, or the final payment in respect of this Note or in connection with a payment upon the exercise of remedies following an Event of Default, this Note shall be surrendered to the Paying Agent for cancellation against receipt of the applicable payment.
     8. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes eligible for transfer or exchange may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Company may have one or more Paying Agents or Registrars. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company initially appoints U.S. Bank as Registrar and Paying Agent.
     9. Denominations, Transfer and Exchange. The Notes shall be issued only in fully registered form without coupons and [only in denominations of $250,000 or integral multiples of $1,000 in excess thereof, except that, if necessary to enable the issuance of Notes delivered to a Noteholder upon registration of transfer of, or in exchange for, or in lieu of, its entire holding of Notes pursuant to Section 2.01(d), Section 2.04, Section 2.05(b), Section 2.06, Section 2.12, Section 2.14, Section 2.26, Section 4.08 or Section 12.05 of the Indenture, one Note may be issued in a denomination of less than $250,000]8

[8]	To be included on each Initial Note.

[only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of original issuance of the Notes, equal to at least 1,000 euros), except that, if necessary to enable the issuance of Notes delivered to a Noteholder upon registration of transfer of, or in exchange for, or in lieu of, its entire holding of Notes pursuant to Section 2.04, Section 2.05(b), Section 2.12, Section 2.14, Section 2.26, Section 4.08 or Section 12.05 of the Indenture, one Note may be issued in a denomination of less than $2,000]9. Each Note shall be dated the date of its authentication. The transfer of Notes may be registered and the Notes may be exchanged as provided in the Indenture and this Note. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.
     10. Persons Deemed Owners. Prior to the registration of any transfer of a Note by a Noteholder as provided herein, the Company, the Registrar, the Paying Agent, each other Agent (if any) and the Trustee shall deem and treat the Person in whose name such Note is registered on the Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes, and none of the Company, the Registrar, the Paying Agent, each other Agent (if any) or the Trustee shall be affected by any notice to the contrary.
     11. Amendments and Waivers. The Company and the Trustee or the Security Agent, as the case may be, may amend or supplement the Indenture, the Notes or any of the other Operative Documents, in each case as provided in Article XII of the Indenture. Any consent by the Noteholder of this Note shall be conclusive and binding on such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon such Note. Without the consent of any Noteholder, the Indenture, the Notes or any of the Operative Documents may be amended or supplemented as provided in Section 12.01 of the Indenture.
     12. Events of Default and Remedies. Subject to certain terms, conditions and limitations in the Indenture and in the Aircraft Security Agreement, if an Event of Default occurs and is continuing, all the Notes may be declared or otherwise become due and payable in the manner and in the amount specified in Section 4.02(a)(i) of the Indenture,

[9]	To be included on each Exchange Note.

and the Trustee may, and upon the written instructions of a Majority in Interest of Noteholders, the Trustee shall, to the extent permitted by, and subject to compliance with the requirements of, applicable law then in effect, following the acceleration or deemed acceleration of the maturity of the Notes as described in the Indenture, (A) after the Aircraft Security Agreement shall have been entered into, instruct the Security Agent to exercise remedies with respect to the Aircraft Collateral pursuant to the Aircraft Security Agreement in accordance with the terms thereof and of applicable law and (B) exercise any other remedy of a secured party under the Uniform Commercial Code of the State of New York with respect to the Collateral (whether or not in effect in the jurisdiction in which enforcement is sought).
     Subject to terms and conditions of the Indenture and the Aircraft Security Agreement, upon written instruction from a Majority in Interest of Noteholders, the Trustee shall waive, and shall instruct the Security Agent to waive, if applicable, any past default under the Indenture or under any other Operative Document and its consequences, and upon any such waiver such default shall cease to exist and any Event of Default or Aircraft Security Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture and the other Operative Documents, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon; provided that the Trustee shall not waive, or instruct the Security Agent to waive, certain defaults in the absence of written instructions from each of the affected Noteholders. The Noteholders may not enforce the Notes, the Indenture or the Aircraft Security Agreement except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes or causes the Security Agent to enforce the Aircraft Security Agreement.
     The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture and the Aircraft Security Agreement.
     13. No Recourse Against Others. No past, present or future director, officer, employee, agent, representative, member, manager, trustee, stockholder or other equity holder, as such, of the Company or any successor Person or any Affiliate of the Company shall have any liability for any obligations of the Company or any successor Person or any Affiliate of any thereof, either directly or through the Company or any successor Person or any Affiliate of any thereof, under this Note, the Indenture or the other Operative Documents or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting this Note, the holder hereof is deemed to have waived and released all such liability. Such waiver and release is part of the consideration for the issue of this Note.

     14. Authentication. This Note shall not be secured by or entitled to any benefit under the Indenture or otherwise be valid or obligatory for any purpose, until the certificate of authentication attached hereto has been executed by the manual signature of an authorized signatory of the Trustee or an authenticating agent appointed by the Trustee.
     15. Unclaimed Money. Any money deposited with the Trustee or any Paying Agent in trust for the payment of principal of, interest on, Make-Whole Amount (if any) with respect to, or any redemption price in respect of, this Note, and unclaimed for two years after such principal, interest, Make-Whole Amount, or redemption price has become due and payable shall be paid to the Company on its request, subject to applicable escheat or abandoned or unclaimed property law, and the holder of this Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with regard to such Payments shall thereupon cease.
     16. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     17. CUSIP Numbers. The Company in issuing this Note may use a “CUSIP” number (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such “CUSIP” numbers.
     18. [Noteholders’ Compliance With Registration Rights Agreement. Each Noteholder of this Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Noteholders with respect to a registration and the indemnification of the Company to the extent provided therein.]10

[10]	To be included on each Initial Note.

     19. Governing Law. THIS NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
     The Company will furnish to any Noteholder of this Note, upon written request and without charge, a copy of the Indenture. Request may be made to: American Airlines, Inc., 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, Attention: Corporate Secretary.
[Remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed in its corporate name by its officer thereunto duly authorized on the date hereof.
     Date:                      ___, 20___

AMERICAN AIRLINES, INC.
By:
Name:
Title:

Signature Page

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Name:
Title:
Dated                                  , 20
Authentication Page

SCHEDULE I
PRINCIPAL AMORTIZATION

Percentage of
Original Principal Amount
Payment Date	to be Paid
February 1, 2010	6.658874714%
August 1, 2010	6.461577435%
February 1, 2011	6.263774034%
August 1, 2011	6.065970651%
February 1, 2012	5.868167265%
August 1, 2012	5.670363864%
February 1, 2013	5.472560492%
August 1, 2013	5.274757080%
February 1, 2014	5.076953766%
August 1, 2014	4.879150380%
February 1, 2015	5.032997402%
August 1, 2015	4.769259537%
February 1, 2016	4.505521704%
August 1, 2016	28.000071675%
*******
     Principal amortization amounts are subject to reduction as provided in clause 6 of this Note and in Section 2.07(b) of the Indenture.

[THE FOLLOWING TRANSFER NOTICE TO BE INCLUDED
ON EACH INITIAL NOTE]
TRANSFER NOTICE
     FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto the following assignee:

Name:

Taxpayer Identification No.:

Address (including zip code):

the within Note and all rights thereunder, hereby irrevocably constituting and appointing as attorney of the undersigned to transfer said Note on the books of the Registrar with full power of substitution in the premises.
     In connection with any transfer of this Note occurring prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(d) under the Securities Act of 1933, as amended, or any successor provision, the undersigned confirms that without utilizing any general solicitation or general advertising that:
[Continued On the Next Page.]

[CHECK ONE]
[___] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
OR
[___] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.
If neither of the foregoing boxes is checked, the Registrar shall not be obligated to register this Note in the name of any Person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.04 and 2.06 of the Indenture shall have been satisfied.

Date: , 20	[NAME OF TRANSFEROR]

NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular without alteration or any change whatsoever.
Signature Guarantee:
TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: , 20

NOTE: To be executed by an executive officer.
Transfer Notice Page 2

[THE FOLLOWING TRANSFER NOTICE TO BE INCLUDED
ON EACH EXCHANGE NOTE]
TRANSFER NOTICE
     FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto the following assignee:

Name:

Taxpayer Identification No.:

Address (including zip code):

the within Note and all rights thereunder, hereby irrevocably constituting and appointing as attorney of the undersigned to transfer said Note on the books of the Registrar with full power of substitution in the premises.

Date: , 20	[NAME OF TRANSFEROR]

NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular without alteration or any change whatsoever.
Signature Guarantee: